Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of August 8, 2022, by and among VULCAN MATERIALS COMPANY, a New Jersey corporation (the “Borrower”), the Lenders, and TRUIST BANK, as the Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders, and the Administrative Agent are party to that certain Credit Agreement dated as of September 10, 2020 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders make certain modifications to the Credit Agreement, and the Administrative Agent and the Lenders have agreed to such modifications subject to the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein (and in the preamble and recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

SECTION 2. Amendments to Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms thereto in appropriate alphabetical order:

“Fourth Amendment Effective Date” shall mean August 8, 2022.

“Sustainability Structuring Agent” shall mean, individually or collectively as the case may be, (a) Truist Bank and (b) any other Lender designated by the Borrower and approved by the Administrative Agent, in each case, in its capacity as sustainability structuring agent hereunder.

(b) The following definitions in Section 1.1 of the Credit Agreement are hereby amended so that they read, in their entirety, as follows:

“Lead Arrangers” shall mean Truist Securities, Inc., Wells Fargo Securities, LLC, U.S. Bank National Association, Regions Capital Markets, a division of Regions Bank, and Bank of America, N.A.

“Maturity Date” shall mean the earlier to occur of (a) August 8, 2027 or, with respect to a Lender, such later date to which such Lender has agreed pursuant to Section 2.16 and (b) such earlier date as payment of the Loans in full shall be due (whether by acceleration or otherwise).

“Revolving Commitment Percentage” shall mean, with respect to each Lender, the percentage equivalent of the ratio which such Lender’s portion of the Revolving Loan Commitment bears to the Revolving Loan Commitment (as each may be adjusted from time to time as provided herein); provided, that if the Revolving Loan Commitment has terminated or expired, the Revolving Commitment Percentages shall be determined based upon the Revolving Loan Commitment most recently in effect, giving effect to any assignments. As of the Fourth Amendment Effective Date, the Revolving Commitment Percentage of each Lender is as set forth (together with Dollar amount thereof) on Schedule 1.1(a).

“Revolving Loan Commitment” shall mean, as of any date of determination, the several obligations of the Lenders to make advances to the Borrower, in accordance with their respective Revolving Commitment Percentages. As of the Fourth Amendment Effective Date, the Revolving Loan Commitment is $1,600,000,000.

(c) Schedule 1.1(a) of the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 1.1(a) attached hereto and made a part hereof. The Revolving Loan Commitments of each of the Lenders immediately prior to the effectiveness of this Amendment shall be reallocated among the Lenders such that, immediately after the effectiveness of this Amendment, the Revolving Loan Commitments of each Lender shall be as set forth on Schedule 1.1(a) attached hereto. In order to effect such reallocations, assignments shall be deemed to be made among the Lenders in such amounts as may be necessary, and with the same force and effect as if such assignments were evidenced by the applicable Assignment and Acceptance (but without the payment of any related assignment fee), and no other documents, instruments or actions shall be required in connection with such assignments, other than recordation in the Register or as the Administrative Agent may reasonably require. Further, to effect the foregoing, each Lender agrees to make such settlements in respect of any outstanding Loans and Letters of Credit, either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, such that after giving effect to this Amendment, each Lender holds Loans and participations in respect of Letters of Credit equal to its Revolving Commitment Percentage (after giving effect to this Amendment) of all such Loans and Letters of Credit.

(d) Article 2 of the Credit Agreement is hereby amended by adding the following new Section 2.18 thereto:

Section 2.18 Sustainability Adjustments.

(a) The Borrower, in its sole discretion, may seek to amend this Agreement, in consultation with the Administrative Agent and the Sustainability Structuring Agent, to establish certain environmental, social and governance key performance indicator targets (“ESG KPIs”) of the Borrower solely for the purpose of making certain adjustments (increase, decrease or no adjustment) (such adjustments, the “ESG KPI Adjustments”, and together with the ESG KPIs, the “ESG Pricing Provisions”) to the Applicable Margin (such amendment, the “ESG Amendment”). The proposed ESG Amendment, if any, shall be delivered to the Lenders accompanied by a presentation from the Borrower regarding the ESG Pricing Provisions, and shall become effective upon the receipt by the Administrative Agent of executed signature pages and consents to such ESG Amendment from the Borrower, the Sustainability Structuring Agent and Lenders comprising the Required Lenders. Upon the effectiveness of any such ESG Amendment, based on the Borrower’s performance against the ESG KPIs, the ESG KPI Adjustments will be made; provided, that (i) the ESG KPI Adjustments shall not exceed an increase and/or decrease of (x) with respect to Base Rate Loans and SOFR Loans, 0.05% per annum and (y) with respect to the Commitment Fee, 0.01% per annum, in each case, in the aggregate for all ESG KPIs and (ii) in no event shall the Applicable Margin be less than 0.00%. For the avoidance of doubt the ESG KPI Adjustments shall not be cumulative year-over-year. The ESG Pricing Provisions and the Borrower’s performance against the ESG KPIs will be determined based on certain Borrower certificates, reports and other documents, setting forth the measurement, certification and verification of the ESG KPIs, in each case, in a manner that is aligned with the Sustainability Linked Loan Principles (as published in May 2021 and updated in July 2021 and March 2022 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association, and as further amended, revised or updated from time to time) and in each case as mutually agreed between the Borrower, the Administrative Agent and the Sustainability Structuring Agent (each acting reasonably). Following the effectiveness of an ESG Amendment, any modification to the ESG Pricing Provisions shall be subject only to the consent of the Borrower, the Administrative Agent, the Sustainability Structuring Agent and the Required Lenders so long as such modification does not have the effect of reducing the Applicable Margin to a level not otherwise permitted by this Section 2.18.

(b) In connection with any proposed ESG Amendment, the Sustainability Structuring Agent will assist the Borrower in (i) determining the ESG Pricing Provisions, (ii) preparing informational materials focused on ESG KPIs and related environmental, social and governance items, and (iii) the identification of a sustainability assurance provider, which shall be a qualified external reviewer, independent of the Borrower and its Affiliates.

(c) This Section 2.18 shall supersede any other clause or provision in Section 10.12 to the contrary, including any provision of Section 10.12 requiring the consent of “each of the Lenders affected thereby” for reductions in interest rates.

(e) Article 6 of the Credit Agreement is hereby amended by adding the following new Section 6.17 thereto:

Section 6.17 Post-Closing Matters. No later than August 31, 2022, the Borrower will prepay loans under the DDTL Credit Agreement in an amount equal to at least $550,000,000.

(f) Section 8.1(c) of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

(c) Any Credit Party shall default in the performance or observance of any agreement or covenant contained in (i) Section 6.4(b), 6.4(c), 6.4(d), 6.5(a), 6.12, 6.13, 6.17 or Article 7 or (ii) Sections 6.1, 6.2, 6.3, 6.4(a), 6.4(e) or 6.4(f) and, with respect to this clause (ii) only, such default shall not be cured within the earlier of (x) ten (10) days from the date that the Borrower knew of the occurrence of such default, or (y) ten (10) days after written notice of such default is given to the Borrower; or

SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects (or, if any such representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty is true and correct in all respects) on and as of the date hereof as if made on and as of such date except to the extent that such representations and warranties relate to an earlier date, in which case such representation and warranty was true and correct in all material respects (or, if any such representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty was true and correct in all respects) as of such earlier date.

(b) As of the date hereof there exists no Default or Event of Default and immediately after giving effect to this Amendment there will exist no Default or Event of Default.

(c) The Borrower has the power and is duly authorized to enter into, deliver, and perform this Amendment.

(d) This Amendment is the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

SECTION 4. Conditions Precedent. This Amendment shall become effective only upon satisfaction of each of the following conditions:

(a) the receipt by the Administrative Agent of this Amendment duly executed by each of the Borrower, the Administrative Agent and each Lender;

(b) the receipt by the Administrative Agent of each of the following, in form and substance satisfactory to the Administrative Agent:

(i) any Revolving Loan Notes (or amendments and restatements thereof) requested by any Lender duly executed by the Borrower;

(ii) a customary legal opinion of Womble Bond Dickinson (US) LLP, counsel to the Borrower, addressed to the Lender Group, covering the transactions contemplated by this Amendment and the Loan Documents entered into in connection herewith;

(iii) a certificate signed by an Authorized Signatory of the Borrower, including a certificate of incumbency with respect to each Authorized Signatory of the Borrower, together with appropriate attachments which shall include the following: (A) a copy of the certificate of incorporation of the Borrower certified to be true, complete and correct by the Secretary of State (or relevant equivalent office) of the State of the Borrower’s incorporation, (B) a true, complete and correct copy of the bylaws of the Borrower, (C) a true, complete and correct copy of the resolutions (including, without limitation, board resolutions and shareholder resolutions, as applicable) of the Borrower authorizing the execution, delivery and performance by the Borrower of this Amendment and the Loan Documents entered into in connection herewith and authorizing borrowing under the Credit Agreement as amended by this Amendment, and (D) a certificate of good standing, existence, or similar appellation from the jurisdiction in which the Borrower is incorporated and, to the extent failure to be so qualified in any other jurisdiction could reasonably be expected to have a Materially Adverse Effect, foreign qualifications in those jurisdictions in which the Borrower is required to be qualified to do business; provided that if a document referenced in clause (A) or (B) was previously delivered in connection with the Credit Agreement or not required to be delivered in connection with the Credit Agreement, then delivery of such document shall not be required so long as the Borrower delivers an officer’s certificate certifying that no changes have been made to such document, and such document remains in full force and effect; and

(iv) an officer’s certificate executed by a Financial Officer of the Borrower certifying the solvency of the Borrower as of the Fourth Amendment Effective Date;

(c) the receipt by the Administrative Agent of all documentation and information required by any Governmental Authority under any applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; and

(d) the Borrower shall have paid to the Administrative Agent all costs, fees, and expenses owed by the Borrower to the Administrative Agent and the Lenders due and payable on or prior to the date hereof, including, without limitation, fees and expenses of counsel to the Administrative Agent.

SECTION 5. Miscellaneous Terms.

(a) Loan Document. For avoidance of doubt, the Borrower, the Lenders, and the Administrative Agent hereby acknowledge and agree that this Amendment is a Loan Document.

(b) Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Borrower, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c) No Novation or Mutual Departure. The Borrower expressly acknowledges and agrees that (i) there has not been, and this Amendment does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 above, and (ii) nothing in this Amendment shall affect or limit the Administrative Agent’s or any Lender’s right to demand payment of liabilities owing from the Borrower to the Administrative Agent or the Lender under, or to demand strict performance of the terms, provisions, and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.

(d) Ratification. The Borrower hereby restates, ratifies, and reaffirms all of its obligations and covenants set forth in the Credit Agreement and the other Loan Documents to which it is party effective as of the date hereof.

(e) Claims. To induce the Administrative Agent and the Lenders to enter into this Amendment and to continue to make advances pursuant to the Credit Agreement (subject to the terms and conditions thereof), the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists no right of offset, defense, counterclaim, claim, or objection in favor of the Borrower or arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Administrative Agent and the Lenders under the Credit Agreement or any other Loan Document.

(f) Release. In consideration of the agreements contained herein, the Borrower hereby waives and releases each of the Lender Group members and their respective directors, partners, officers, employees and agents, from any and all claims and defenses, known or unknown as of the date of this Amendment, with respect to the Credit Agreement, the other Loan Documents and the transactions contemplated thereby on or before the date of this Amendment.

(g) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

(h) Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Amendment via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.

(i) Recitals Incorporated Herein. The preamble and the recitals to this Amendment are hereby incorporated herein by this reference.

(j) Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(k) Further Assurances. The Borrower agrees to take, at the Borrower’s expense, such further actions as the Administrative Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.

(l) Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(m) Severability. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	VULCAN MATERIALS COMPANY, as the Borrower

	By:	/s/ C. Wes Burton, Jr.
Name: C. Wes Burton, Jr. Title: Vice President & Treasurer

[VULCAN – FOURTH AMENDMENT TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT AND LENDERS:	TRUIST BANK, as the Administrative Agent and a Lender

	By:	/s/ Johnetta Bush
Name: Johnetta Bush Title: Director

[VULCAN – FOURTH AMENDMENT TO CREDIT AGREEMENT]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Andrew Payne
Name: Andrew Payne Title: Managing Director

[VULCAN – FOURTH AMENDMENT TO CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Edward B. Hanson
Name: Edward B. Hanson Title: Senior Vice President

[VULCAN – FOURTH AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Miles Nerren
Name: Miles Nerren
Title: Senior Vice President

[VULCAN – FOURTH AMENDMENT TO CREDIT AGREEMENT]

REGIONS BANK, as a Lender

By:	/s/ Jason Goetz
Name: Jason Goetz
Title: Director

[VULCAN – FOURTH AMENDMENT TO CREDIT AGREEMENT]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory

[VULCAN – FOURTH AMENDMENT TO CREDIT AGREEMENT]

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Kimberly A. Crotty
Name: Kimberly A. Crotty
Title: Vice President

[VULCAN – FOURTH AMENDMENT TO CREDIT AGREEMENT]

SOUTHSTATE BANK, N.A., successor in interest by merger to ATLANTIC CAPITAL BANK, N.A., as a Lender

By:	/s/ Tina H. Wilkinson
Name: Tina H. Wilkinson
Title: Senior Vice President

[VULCAN – FOURTH AMENDMENT TO CREDIT AGREEMENT]

FIRST HORIZON BANK, as a Lender

By:	/s/ K. Lebron Womack
Name: K. Lebron Womack
Title: Senior Vice President

[VULCAN – FOURTH AMENDMENT TO CREDIT AGREEMENT]

Schedule 1.1(a)

Commitment Percentages

Lender	Revolving Loan Commitment	Revolving Commitment Percentage
Truist Bank	$260,000,000	16.3%
Regions Bank	$245,000,000	15.3%
U.S. Bank National Association	$245,000,000	15.3%
Wells Fargo Bank, N.A.	$245,000,000	15.3%
Bank of America, N.A.	$245,000,000	15.3%
Goldman Sachs Bank USA	$125,000,000	7.8%
The Northern Trust Company	$90,000,000	5.6%
First Horizon Bank	$90,000,000	5.6%
SouthState Bank, N.A.	$55,000,000	3.4%
Totals	$1,600,000,000	100%